EXHIBIT 23.1   CONSENT OF DENNIS H. JOHNSTON, ESQ.

DENNIS H. JOHNSTON, A PROFESSIONAL LAW CORPORATION

  9422 Canfield Dr.
La Habra, CA 90631
Tel: (562) 694-5092
Fax: (562) 694-0412

December 3, 2007

Board of Directors
CRC Crystal Research Corporation.
4952 East Encanto Street
Meza, Arizona 85205

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Member of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

/s/ Dennis H. Johnston
Dennis H. Johnston, Esq.
A Professional Law Corporation